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                                                                       Exhibit 1



                                    EXHIBIT A

                             JOINT FILING AGREEMENT


          In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of AMC Entertainment, Inc., and that this Agreement be included as an Exhibit to such joint filing.

          IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 16th day of January, 2001.


/s/ Ronald B. Ferrin
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Ronald B. Ferrin


/s/ Janet Madori-Ferrin
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Janet Madori-Ferrin


/s/ John E. Gorman
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John E. Gorman


FAIRMAC REALTY CORPORATION


/s/ Ronald B. Ferrin
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Ronald B. Ferrin,
Vice President and Treasurer